As filed with the Securities and Exchange Commission on September 16, 1998.
                                                     Registration No.
  ----------------------------------------------------------------------------
                           SECURITIES AND EXCHANGE COMMISSION
                                 WASHINGTON, D.C. 20549

                                        FORM S-4 MEF
                                 REGISTRATION STATEMENT
                                          UNDER
                               THE SECURITIES ACT OF 1933
                               CAROLINA FIRST CORPORATION
              -----------------------------------------------------
             (Exact name of registrant as specified in its charter)

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             SOUTH CAROLINA                         6711                       57-0824914
       -----------------------       -------------------------------     ---------------------
   (State or other jurisdiction        Primary Standard Industrial          (I.R.S. Employer
 of incorporation or organization)     Classification Code Number          Identification No.)
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                              102 SOUTH MAIN STREET
                        GREENVILLE, SOUTH CAROLINA 29601
                                 (864) 255-7900
              ---------------------------------------------------
       (Address, including ZIP code, and telephone number, including area code, of registrant's principal executive offices)

                WILLIAM S. HUMMERS III, EXECUTIVE VICE PRESIDENT
                           CAROLINA FIRST CORPORATION
                              102 SOUTH MAIN STREET
                        GREENVILLE, SOUTH CAROLINA 29601
                                 (864) 255-7913
               --------------------------------------------------
            (Name, address, including ZIP code, and telephone number,
                   including area code, of agent for service)
                                   Copies to:
                         WILLIAM P. CRAWFORD, JR., ESQ.
                     WYCHE, BURGESS, FREEMAN & PARHAM, P.A.
                               POST OFFICE BOX 728
                      GREENVILLE, SOUTH CAROLINA 29602-0728
                           (864) 242-8200 (TELEPHONE)
                           (864) 235-8900 (FACSIMILE)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box.|_|

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.[X] No. 333-60433
                                                 -------------

                             CALCULATION OF REGISTRATION FEE
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                                                    Proposed Maximum  Proposed Maximum     Amount
Title of Each Class               Amount to         Offering Price    Aggregate            of Registration
of Securities to be Registered    be Registered(1)  Per Unit (1)      Offering Price (1)   Fee (2)
------------------------------    ----------------  ---------------- ------------------    -------
Common Stock                         400,000         $3.96            $16,350,170          $4,823.25 (3)
(par value $1.00 per share)

----------------------------------------------------------------------------------------------------------
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(1) Estimated solely for the purpose of determining the registration fee in accordance with Rule 457(f). Pursuant to Rule 457(f)(2), the Proposed
    Maximum Aggregate Offering Price has been determined based upon
    $16,350,170, which is the book value of the First National Bank of Pickens
    County common stock to be received by Carolina First Corporation in the
    Merger as of June 30, 1998 (the latest practicable date). The original registration statement to which this registration statement relates registered 2,727,564 shares. This registration statement registers an additional 400,000 shares. Consequently, the Proposed Maximum Offering Price
    Per Unit is the $16,350,170 divided by the aggregate shares of 3,127,564.
(2) Calculated pursuant to Rule 457(f).
(3) Previously paid. The registration fee does not change because it was calculated on the book value of First National Bank of Pickens County, which has not changed. The increased number of shares registered is, accordingly, of no consequence.


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ITEM 21: EXHIBITS

This registration statement is being filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933. The contents of the registrant's registration statement on Form S-4 (Registration Statement No. 333-60433) declared effective on or about August 11, 1998 are incorporated herein by reference.

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5.1 --      Opinion of Wyche, Burgess, Freeman & Parham, P.A. regarding legality of shares of Carolina First Corporation.
23.1-       Consent of KPMG Peat Marwick LLP.
23.2-       Consent of Elliott, Davis & Company, L.L.P.
23.3-       Consent of Orr Management Company.
23.4-       Consent of Wyche, Burgess, Freeman & Parham, P.A.: Contained in Exhibit 5.1.
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SIGNATURES

      Pursuant to the requirements of the Securities Act, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenville, State of South Carolina, on September 11, 1998.
                                          Carolina First Corporation

                                    By:   /s/ William S. Hummers III
                                          -------------------------------------
                                          William S. Hummers III, Executive
                                                Vice President


      Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and as of the dates indicated:
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Signature                      Title                                             Date

/s/ William R. Timmons, Jr.    Chairman of the Board                       September 11, 1998
---------------------------
William R. Timmons, Jr.

/s/ Mack I. Whittle, Jr.       President, Chief Executive Officer          September 11, 1998
-----------------------        and Director (Principal Executive Officer)
Mack I. Whittle, Jr.

/s/ William S. Hummers III     Executive Vice President, Director          September 11, 1998
--------------------------     (Principal Accounting and Financial Officer)
William S. Hummers III

/s/ M. Dexter Hagy             Director                                    September 11, 1998
------------------
M. Dexter Hagy

/s/ Eugene E. Stone IV         Director                                    September 11, 1998
----------------------
Eugene E. Stone IV

/s/ H. Earle Russell, Jr.      Director                                    September 11, 1998
-------------------------
H. Earle Russell, Jr.

/s/ Judd B. Farr               Director                                    September 11, 1998
----------------
Judd B. Farr

-------------------            Director                                    September 11, 1998
Charles B. Schooler

/s/ Elizabeth P. Stall         Director                                    September 11, 1998
----------------------
Elizabeth P. Stall

/s/ David C. Wakefield III     Director                                    September 11, 1998
--------------------------
David C. Wakefield III

-----------------------        Director                                    September 11, 1998
Vernon E. Merchant, Jr.

-------------------            Director                                    September 11, 1998
William R. Phillips

----------------------         Director                                    September 11, 1998
C. Claymon Grimes, Jr.

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EXHIBIT INDEX
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5.1 --      Opinion of Wyche, Burgess, Freeman & Parham, P.A. regarding legality of shares of Carolina First Corporation.
23.1 --     Consent of KPMG Peat Marwick LLP.
23.2 --     Consent of Elliott, Davis & Company, L.L.P.
23.3 --     Consent of Orr Management Company.
23.4 --     Consent of Wyche, Burgess, Freeman & Parham, P.A.: Contained in Exhibit 5.1.
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